UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Computer Software Innovations, Inc.
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

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COMPUTER SOFTWARE INNOVATIONS, INC.

900 East Main Street, Suite T

Easley, SC 29640

www.csioutfitters.com

April 12, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2012

We will hold the Annual Meeting of Stockholders of Computer Software Innovations, Inc. (the “Company”) on May 8, 2012 at 9:00 a.m. local time at the Company’s headquarters, 900 E. Main Street, Suite T, Easley, South Carolina 29640.

At the Annual Meeting, you will be asked to elect five directors: Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton. If elected, each would serve for an approximate term of one year ending at the next annual meeting and until his or her successor is duly elected and qualified.

You will also be asked to ratify the appointment of Elliott Davis LLC as the independent registered public accounting firm for Computer Software Innovations, Inc. for the fiscal year ending December 31, 2012. Further, we will also transact such other business as may properly come before the Annual Meeting or any adjournments of the meeting.

Stockholders of record as of April 2, 2012 may vote at the Annual Meeting. This proxy statement, the accompanying proxy card, and our 2011 Annual Report are being mailed or otherwise distributed to you on or about April 12, 2012.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can vote by signing, dating and returning the enclosed proxy card or voting instruction. Also, registered stockholders may vote by telephone or over the Internet. Instructions for using these convenient services are set forth on the proxy card or voting instruction. Beneficial owners of shares held in street name should follow the enclosed instructions for voting their shares. I hope you will be able to attend the Annual Meeting, but even if you cannot, please vote your shares as soon as you can.

By Order of the Board of Directors,

/s/ Nancy K. Hedrick
Nancy K. Hedrick
President and Chief Executive Officer

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Solicitation, Use And Revocation Of Proxies

Our Board of Directors, or “Board,” solicits the accompanying proxy for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Giving your proxy means that you authorize the persons indicated on the proxy card to vote your shares at the Annual Meeting in the manner you direct. Proxies properly executed and received by the Secretary prior to the meeting, and not revoked, will be voted in accordance with the terms of the proxies. If you sign, date and return or otherwise validly provide a proxy but do not specify how to vote, your shares will be voted for (i) the election of the nominees designated below to serve for an approximate one-year term ending at the annual meeting of stockholders in 2013, and (ii) the ratification of the appointment of Elliott Davis LLC as the independent registered public accounting firm for Computer Software Innovations, Inc. for the fiscal year ending December 31, 2012. You also authorize such persons to vote, in their discretion, on all other matters that may properly come before the Annual Meeting or any adjournments thereof and on matters which are incidental to conduct of the meeting.

Registered stockholders are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Stockholders can also deliver proxies and voting instructions by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. If your shares are held in street name with your bank or broker, please follow the instructions enclosed with this proxy statement.

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

(i)	delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone); or

(ii)	voting in person at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by us. The cost of printing and mailing the proxy materials is estimated to be $12,500. Certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries, for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of common stock.

Your attendance at the Annual Meeting in itself does not constitute revocation of your proxy. Before the Annual Meeting, any written notice of revocation should be sent to Computer Software Innovations, Inc., 900 E. Main Street, Suite T, Easley, South Carolina 29640, Attention: Secretary. Any notice of revocation that is delivered at the Annual Meeting should be hand delivered to our Secretary before a vote is taken. You may be asked to present documents for the purpose of establishing your identity as a Computer Software Innovations, Inc. stockholder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 8, 2012

Along with this proxy statement, we have provided the Company’s Proxy and its 2011 Annual Report to Shareholders. The 2012 proxy statement and the Annual Report to Shareholders for the year ended December 31, 2011 are also available at www.proxyvote.com.

Record Date, Voting Rights and Outstanding Shares

Our Board of Directors has established the close of business on April 2, 2012 as the record date for determining stockholders entitled to receive notice of and to vote on proposals at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only holders of record of our common stock on the record date are entitled to vote at the Annual Meeting. Holders of common stock on the record date are entitled to one vote per share on each matter voted upon at the Annual Meeting. As of the record date, there were 6,584,191 shares of common stock outstanding held by approximately 113 holders of record.

Inspector

At the Annual Meeting, our inspector will be Charles H. Arndt of Fifth Third Bank, or if necessary, any substitute who may be chosen by the chief executive officer. He will determine the presence of a quorum and tabulate the results of the voting by stockholders.

Quorum

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Since many stockholders cannot attend the meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

We will count abstentions in determining whether a quorum exists. We will not count “broker non-votes” for quorum purposes. Broker non-votes are described below.

Stockholders Holding Through Brokers and Other Nominees

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

Votes Required; Broker Non-Votes

Provided a quorum is established at the meeting, the election of directors will be determined by a plurality vote. Stockholders of the Company do not have cumulative voting rights. All other matters to be considered and acted upon at the Annual Meeting, including the ratification of auditors, require that the number of shares voted in favor exceed the number of shares voted against.

Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies on which brokers do not vote on some proposals but do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a stockholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

New York Stock Exchange (“NYSE”) rules prohibit brokers from voting on Proposal 1 (election of directors) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote. We encourage you to provide instructions to your broker regarding the voting of your shares.

Results of the Vote

We will report voting results from the Annual Meeting in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC” or “Commission”) within four business days after the Annual Meeting.

Other Matters

Management and the Board of Directors are not aware of any matters to be presented for action at the Annual Meeting other than the election of directors and the ratification of auditor, as stated in the Notice of Annual Meeting of Stockholders. If any such matter requiring a vote of the stockholders should properly come before the Annual Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with the judgment of a majority of our Board of Directors.

ELECTION OF DIRECTORS

Proposal 1 on the Proxy

General

Our Amended and Restated Certification of Incorporation and our Amended and Restated Bylaws set our Board of Directors at three to nine members, with the exact number within that range fixed from time to time by the Board of Directors. Our Board currently consists of five members. The Board of Directors has nominated Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton, each of whom is an incumbent director, for re-election to the Board of Directors for an approximate one-year term ending at the 2013 Annual Meeting.

All of our directors were elected at our May 10, 2011 annual meeting of stockholders. All directors serve for a term of approximately one year until our next annual meeting, their successors are elected and duly qualified, or their death, resignation, disqualification or removal from office, whichever is earliest.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by our Board of Directors, to the extent consistent with our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws. All of the nominees listed above have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Directors Standing for Re-Election - To Hold Office Until 2013

Set forth below is the name of each of our directors, the principal positions and offices he or she holds with us, and a brief description of that person’s business experience during the past five years:

NAME	AGE	TITLE

Anthony H. Sobel	57	Chairman of the Board, Director

Shaya Phillips	52	Director

Jeffrey A. Bryson	51	Director

Nancy K. Hedrick	62	Director, President and CEO

Thomas P. Clinton	48	Director, Senior Vice President of Strategic Relationships

ANTHONY H. SOBEL has served as a director and Chairman of the Board since January 31, 2005. Since January 1996, he has been the CEO of Montana Metal Products, L.L.C., a precision sheet metal fabrication and machining company located in Des Plaines, Illinois. Mr. Sobel is a member of the Board’s Audit Committee and Compensation Committee.

Mr. Sobel provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following: executive management of and investor in high growth companies; accounting expertise; cost management, operations, finance and acquisitions.

SHAYA PHILLIPS has served as a director since January 31, 2005. From August 2008 to the present, Mr. Phillips has served as President of CSSP Technology Services, Inc., a corporation engaged in the business of information technology consulting and network/telecommunications services integration. From March 2002 until July 2008, Mr. Phillips was the Chief Technology Officer and Associate Vice President of Information Technology at the Fashion Institute of Technology of the State University of New York. Mr. Phillips is chairman of the Board’s Compensation Committee, and he is a member of its Audit Committee.

Mr. Phillips provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following: high level technology expertise; contacts in technology industries; experience in evaluating technology business operations for acquisition; and management.

JEFFREY A. BRYSON has served as a director since June 20, 2006. Effective March 1, 2012, Mr. Bryson has also served as a strategic consultant to the Company. The consulting services provided by Mr. Bryson under this arrangement are independent of, and in addition to, the duties and services of Mr. Bryson as a director of the Company. Since November 2006, Mr. Bryson has been a business consultant to many other companies. From July 2002 until November 8, 2006, Mr. Bryson served as Vice President of Administration and Investor Relations at ScanSource, Inc., a public technology distribution company headquartered in Greenville, South Carolina. Previously, Mr. Bryson served as interim Chief Financial Officer of ScanSource from July 2002 until November 2002 and as Chief Financial Officer and Treasurer from 1992 until July 2002. Prior to joining ScanSource, Inc., Mr. Bryson was employed for more than seven years at KPMG LLP, where he last held the position of senior manager. Mr. Bryson is chairman of the Board’s Audit Committee, and he is a member of its Compensation Committee.

Mr. Bryson provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following: accounting; finance; investor relations; and management of a technology distribution company.

NANCY K. HEDRICK has served as President and Chief Executive Officer since January 31, 2005. She has served as a director since February 2005. Prior to the Company’s February 2005 merger, Ms. Hedrick held the position of President of the Company’s predecessor, Computer Software Innovations, Inc., a South Carolina corporation (“CSI-South Carolina”), for approximately fifteen years. Ms. Hedrick was a founder of CSI-South Carolina.

Ms. Hedrick provides a set of key skills, knowledge, experience, and relationships that make her service on the Board particularly useful including, but not limited to, the following: founder of the Company; software and technology expertise; and management.

THOMAS P. CLINTON has served as Senior Vice President of Strategic Relationships since July 2006. In this role Mr. Clinton oversees the Company’s sales efforts in its Technology Solutions Segment and is involved in the Company’s overall strategic planning process. From January 31, 2005 through July 2006, Mr. Clinton served as Vice President of Sales. He has served as a director since February 2005. Mr. Clinton served as Vice President of Sales for CSI-South Carolina from February 1999 to February 2005.

Mr. Clinton provides a set of key skills, knowledge, experience, and relationships that make his service on the Board particularly useful including, but not limited to, the following: founder of the Company; sales and sales management; and technology expertise.

Our Board of Directors recommends that the holders of common stock vote “FOR” incumbent directors Anthony H. Sobel, Nancy K. Hedrick, Shaya Phillips, Jeffrey A. Bryson and Thomas P. Clinton.

GOVERNANCE OF THE COMPANY

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. Members of the Board of Directors are kept informed of our business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The corporate governance practices that we follow are summarized below.

Board Leadership Structure and Risk Oversight

The ultimate authority to oversee the business of the Company rests with the Board. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporate law, other constituencies including employees, customers, suppliers and the communities in which it does business. The Board appoints the Company’s officers, who have responsibility for management of the Company’s operations.

Since we became a public company in 2005, our Board Chairman has been a non-employee, independent director. Our Board has no plans to alter this practice.

It is our Chairman’s responsibility to lead the Board. Our CEO is responsible for leading our management team and our Company’s employees in operating the Company. As directors continue to have ever increasing oversight responsibilities, we believe it beneficial to have an independent chairman whose sole job is Board leadership.

Since 2005, each standing committee has consisted solely of outside directors. We have no plans to alter this practice. We believe that the number of independent, experienced directors that make up our Board, along with the independent leadership of the Board by the non-executive Chairman and the composition of Board committees by independent directors, benefits our Company and our stockholders.

The Board as a whole has responsibility for risk management, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. This requires the members of our Board to be actively engaged in Board discussions, review materials provided them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.

Functionally, Board risk oversight is accomplished primarily through our committees. We do not concentrate the Board’s responsibility for risk oversight in a single committee. Instead, each of our committees concentrates on specific risks for which it has expertise, and each committee is required to regularly report to the Board on its findings. For example, the Company’s audit committee monitors the Company’s exposure to certain financial and reputational risks by establishing and evaluating the effectiveness of programs to report and monitor fraud and by monitoring the Company’s internal control over financial reporting. Our compensation committee monitors executive compensation policies of the Company in order to assure they provide proper incentive for the retention and motivation of our executives, and do not provide incentives for excessive risk taking. The functions of these committees are explained in more detail below.

Director Independence

Although the Company is not listed on a national exchange, it utilizes the rules of the NASDAQ Stock Market (the “NASDAQ Rules”) for determining the independence of its directors. For a director to be deemed independent under these rules, he or she must be independent as determined under Rule 5605(a)(2) of the NASDAQ Rules and, in the Board of Directors’ judgment, he or she must not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have conducted an evaluation of director independence, based primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships. As a result of this evaluation, we have affirmatively determined that each of our directors who served during 2011 who is not an executive officer of the Company was and is “independent” for the purposes of NASDAQ rules. These independent directors are Anthony H. Sobel, Shaya Phillips and Jeffrey A. Bryson.

In making its determination concerning the independence of individual directors, the Board considered, in the case of Jeffrey Bryson, his recent engagement as a consultant. Effective March 1, 2012, Mr. Bryson was engaged as a business consultant to advise the Company on various business and strategic matters. His engagement is for an initial term of one year, with annual compensation of $60,000. The Board determined that, based on the compensation thresholds set forth in the NASDAQ Rules, and given the particular nature of the services being provided, that Mr. Bryson was independent despite the consulting arrangement. However, the Board also determined that Mr. Bryson would not be considered independent for Audit Committee purposes, as discussed in more detail under “Audit Committee” below.

We have two employee directors serving on our Board who, as executive officers, are not considered independent under the NASDAQ Rules. These employee directors are Nancy K. Hedrick, our President and CEO, and Thomas P. Clinton, our Senior Vice President of Strategic Relationships.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee are subject to additional independence standards established by the SEC, for purposes of membership on that committee only. This is discussed in further detail below, under “Audit Committee.”

Code of Business Conduct and Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics (the “Code”) for our directors, chief executive officer, chief financial officer, other officers and employees. The Code addresses such topics as protection and use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. Our code of ethics is posted on our website, www.csioutfitters.com.

Meeting Attendance

Board and Committee Meetings

Our Board held seven meetings in 2011. During 2011, each incumbent member of the Board of Directors attended at least 75 percent of the aggregate meetings of the Board of Directors and the committees on which he or she served.

Annual Meeting of Stockholders

In the absence of extenuating circumstances, each member of the Board is expected to attend the Annual Meeting.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. Membership on the Board of Directors and each standing committee, as of the date of this proxy statement, was as follows:

Name	Board		Audit		Compensation
Anthony H. Sobel	X	*	X		X
Nancy K. Hedrick	X
Shaya Phillips	X		X		X	*
Jeffrey A. Bryson	X		X	*	X
Thomas P. Clinton	X
Total Number of Meetings in 2011	7		7		7

*	Chairman.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the internal auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter. The charter is available to security holders on our website, www.csioutfitters.com.

NASDAQ Rules generally require that audit committee members must satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, in addition to the Board-level standards for director independence discussed above. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company.

The Board of Directors has determined that Anthony H. Sobel and Shaya Phillips, both members of the Audit Committee, are independent and have no relationships with management or the Company that would compromise their independence, as defined by regulations of the SEC and the NASDAQ Rules. Although Mr. Bryson met the NASDAQ Audit Committee standards prior to becoming a consultant to the Company on March 1, 2012, the Board determined that he could no longer be considered independent for Audit Committee purposes thereafter due to the compensation he receives for such services. The Board of Directors has also determined that all the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Finally, the Board has determined that Mr. Bryson, based on his qualifications, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee is authorized to engage or consult from time to time, as appropriate, at our expense, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities.

Compensation Committee

The primary responsibilities of the Compensation Committee are to (a) review and approve the compensation of the chief executive officer and other executive officers of the Company, (b) review executive bonus plan allocations, (c) oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, (d) oversee the Company’s administration of its equity-based compensation and other benefit plans, and (e) approve grants of stock options and stock awards to directors, officers and employees of the Company under its stock plan. The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at our expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The members of our Compensation Committee are independent as defined in the NASDAQ Rules.

Our Compensation Committee has a charter, which was adopted on August 9, 2007. The charter is available to security holders on our website, www.csioutfitters.com.

With respect to the 2011 fiscal year, the primary actions of the Compensation Committee related to the (i) review of the chief executive officer; (ii) oversight of all reviews of other executive officers conducted by the chief executive officer; (iii) oversight of the executive officers bonus and incentive plan, including approving individual goals for the equity portion; (iv) annual review of executive contracts; (v) award and authorization of option grants under the Company’s equity incentive compensation plan; (vi) review of outside director compensation; and (vii) review of executive compensation generally.

Our chief executive officer, Nancy K. Hedrick, has participated in some Compensation Committee discussions. She has also made recommendations to the committee with respect to executive compensation, including executive bonuses. However, approval of all compensation for named executive officers has been considered and approved by the committee acting alone.

Ms. Hedrick has been delegated the authority to determine the compensation of non-executive personnel and executive officers other than named executive officers, but does so in consultation with the committee. The compensation of all named executive officers is determined by the Compensation Committee. The Compensation Committee did not engage or utilize any compensation consultants during 2011.

Director Nominations

The Board of Directors does not have a standing nominating committee. Due to the current size of our Board of Directors, we believe it is more beneficial and efficient to have all of the directors identify and evaluate potential nominees. On March 20, 2006, the Board of Directors adopted a Policy for Nomination of Directors. This policy is available to security holders on our website, www.csioutfitters.com.

In the Policy for Nomination of Directors, the Board sets forth guidelines for the evaluation of potential nominees, including the following:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

•	The extent to which the prospective nominee helps the Board reflect the diversity of the Company’s stockholders, employees and customers; and

•	The willingness of the prospective nominee to abide by the Company’s Code of Business Conduct and Ethics and other policies applicable to directors.

These guidelines apply to both potential nominees selected by the Board and those recommended by stockholders.

The Company does not have a diversity policy for its directors. However, the Board seeks and recommends candidates to serve as directors who possess a variety of skills, differences of viewpoint, professional experience, education and other qualities or attributes that enrich Board heterogeneity and who can contribute to the Board’s overall effectiveness.

Stockholders entitled to vote for the election of directors may submit candidates for consideration if we timely receive written notice, in proper form, for each such recommended nominee. If the notice is not written and in proper form, then the Board of Directors cannot consider the nominee. To be in proper form, the notice must satisfy the requirements of our Amended and Restated Bylaws and applicable law, including: (a) each nominee’s written consent to be named as a nominee and to serve, if elected; (b) the name, date of birth and business address of the nominee; and (c) information about the person nominated for election conforming with the SEC’s biographical requirements for directors. Additionally, the stockholder submitting the nomination must provide: (x) his or her name and business address; (y) evidence setting forth the class and number of shares of the Company owned by the submitting stockholder; and (z) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other required filings in connection with solicitations of proxies for elections of directors in accordance with Section 14 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

A notice submitted for the nomination of a director must be received at the Company’s executive offices not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of proxy materials for the immediately preceding annual meeting of stockholders. If that date is not within 30 days before or after such anniversary date, the notice must be received not later than 10 days after the notice of the date of the annual meeting was mailed or public disclosure of the annual meeting date was made, whichever first occurs. All stockholder nominations should be sent to:

Secretary

Computer Software Innovations, Inc.

900 E. Main Street, Suite T

Easley, South Carolina 29640

Selection of Current Director Nominees

The nominees for director all currently serve on the Board of Directors and were previously elected by the stockholders.

Communications with the Board of Directors

Stockholders may communicate directly with the Board of Directors. All communications to the Board or a named director should be directed to the Company’s Chief Financial Officer at the address below and should be marked “Confidential.” If no party is specified, the communication will be forwarded to the entire Board of Directors. Each communication intended for the Board of Directors and received by the Chief Financial Officer will be forwarded to the specified party(ies) following its clearance through normal security procedures used for regular mail. The communication will be forwarded without review to the intended recipient(s). Stockholder communications to the Board of Directors should be sent to:

David B. Dechant

Chief Financial Officer

Computer Software Innovations, Inc.

900 E. Main Street, Suite T

Easley, South Carolina 29640

Director Compensation

The table below presents all compensation for our non-employee directors for the year ended December 31, 2011. Compensation of our two directors who are also named executive officers, Nancy K. Hedrick, President and CEO, and Thomas P. Clinton, Senior Vice President of Strategic Relationships, is discussed below under “Executive Compensation.” Our employee directors do not receive any compensation for serving on the Board of Directors.

2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)

Anthony H. Sobel	22,500	7,500	—	30,000

Shaya Phillips	22,500	7,500	—	30,000

Jeffrey A. Bryson	22,500	7,500	—	30,000

(1)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on assumptions disclosed in Note 10, “Stock-based Compensation” to our audited consolidated financial statements dated December 31, 2011.

(2)

Our outside directors were issued $2,500 of our common stock quarterly for the first three quarters of 2011 based on the greater of fair market value as of issuance as determined under our 2005 Incentive Compensation Plan or $0.70 per share (as required under the terms of our preferred stock). As outside director compensation, each of Messrs. Sobel, Phillips and Bryson earned 10,713 shares with respect to such stock awards in calendar 2011.

In March 2009, the Compensation Committee approved a new compensation program for non-employee directors which took effect for directors elected at our 2009 Annual Meeting. Such compensation involved a mix of equity and cash fee compensation. Non-employee directors were paid cash fees equal to $16,667 and $3,333 for their service as directors and service as a board or committee chairman, respectively. Likewise, each director received grants of stock under our 2005 Incentive Compensation Plan in the amount of $8,333 and $1,667 for services as director and service as a board or committee chairman, respectively. The stock grants were based on the fair market value under the Plan on the date of grant but not less than $.70 per share (as required under the terms of our preferred stock). Both the cash fees and the stock grants were paid quarterly during the director’s period of service. In November 2011, the Compensation Committee modified the compensation of the outside directors, so that all compensation for the aforementioned services would be paid in cash, and no stock would be granted in lieu of cash compensation. Thus, all director fees for the remainder of the 2011-2012 term have been or will be paid in cash.

Executive Officers

Set forth below is biographical information of executive officers of the Company who do not also serve on the Board of Directors:

BEVERLY N. HAWKINS, 48, has served as Senior Vice President of Planning and Special Projects Financial Software Solutions since November of 2011. In this role Ms. Hawkins manages higher level projects pertaining specifically to support and delivery of the Financial Management Software Products. Prior to her new role she was Senior Vice President of Product Development and in this role she managed the development of the proprietary Financial Management Software Products. From August 2007 until July 2009, she was Senior Vice President of Software Development, Implementation and Support. Her duties included software development, support, implementation and training activities of the Company. From July 2006 until August 2007, Ms. Hawkins served as Senior Vice President of Product Development. From January 1, 2006 through July 2006, Ms. Hawkins served as Vice President of Product Development, in which role she performed essentially the same duties and had the same responsibilities as she did as Senior Vice President of Product Development. From January 31, 2005 through December 31, 2005, Ms. Hawkins served as Vice President of Support Services, in which role she oversaw the provision of customer service and support solutions for the Company’s software and technology products. Ms. Hawkins has served as Secretary of the Company since January 31, 2005. Ms. Hawkins previously served as Vice President of Support Services of CSI – South Carolina from February 1999 until February 2005. From January 1990 until February 1999, she served as Vice President. Ms. Hawkins was a founder of CSI-South Carolina.

DAVID DECHANT, 47, has served as Chief Financial Officer since May 6, 2005, and Treasurer since May 2006. Prior to his appointment as CFO of the Company, Mr. Dechant was employed in various senior management roles including as Chief Accounting Officer (including some CFO responsibilities) of Conso International Corporation (CONSO), the world’s largest manufacturer of decorative trimmings for the home fashions industry, Mr. Dechant’s experience also includes a division finance manager role with Warner Lambert, a consumer products and pharmaceutical company. He also consulted for Bowater Incorporated, a manufacturer of newsprint, coated and specialty papers and pulp and forest products, providing implementation support for meeting the requirements of the Sarbanes-Oxley legislation and public reporting management support. Mr. Dechant also worked for an ERP systems company as a Senior Business Analyst directing systems design changes for improved analysis and dashboard capabilities and improved functionality for finance and compliance with Generally Accepted Accounting Principles. Mr. Dechant began his career working with the international public accounting firms of Deloitte & Touche (then Deloitte Haskins and Sells) and Arthur Andersen. Mr. Dechant is a certified public accountant.

WILLIAM J. BUCHANAN, 47, has served as Senior Vice President of House Accounts since February 2011. In this capacity, Mr. Buchanan oversees and manages all high profile accounts. From August 2007 until February 2011, he served as Senior Vice President of Technical Delivery and Support. In that role, Mr. Buchanan managed the provision of the Company’s engineering services and customer support services for the Technology solutions segment. From July 2006 to August 2007, he served as Senior Vice President of Delivery and Support, in which role he oversaw the provision of the Company’s engineering services and customer support services for the Technology Solutions Segment and the Software Applications Segment. From January 1, 2006 through July 2006, Mr. Buchanan served as Vice President of Delivery and Support, in which role he performed essentially the same duties and had the same responsibilities as he does at present. From January 31, 2005 through December 31, 2005, Mr. Buchanan served as Vice President of Engineering. Mr. Buchanan also served as Treasurer of the Company from January 31, 2005 until May 2006. From January 1999 to February 2005, Mr. Buchanan held the position of Vice President of Engineering with CSI-South Carolina. Mr. Buchanan was a founder of CSI – South Carolina.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2011 and 2010, all compensation that we paid to our named executive officers in all capacities in which they served.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total ($)

Nancy K. Hedrick President, Chief Executive Officer and Director	2011	225,000	—	—		6,807	231,807
	2010	219,678	—	—		3,845	223,523

Thomas P. Clinton Senior Vice President of Strategic Relationships and Director	2011	210,000	—		(3)	15,599	225,599
	2010	210,000	—	11,919	(4)	10,570	220,570

Beverly N. Hawkins Senior Vice President of Planning & Special Projects Financial Software Solutions	2011	210,000	—		(3)	5,637	215,637
	2010	210,000	—	—		3,150	213,150

William J. Buchanan Senior Vice President of House Accounts	2011	210,000	—		(3)	12,454	222,454
	2010	210,000	—	11,919	(5)	9,717	219,717

(1)

Reflects the aggregate grant date value computed in accordance with FASB ASC Topic 718, based on assumptions disclosed in Note 10, “Stock-based Compensation” to our audited consolidated financial statements dated December 31, 2011.

(2)

“All Other Compensation” represents the following: (i) employer contribution to the Company’s 401(k) Plan, on behalf of each of the named executive officers to match their pretax elective deferral contributions (which are included under the “Salary” column) made by each to such plan ($5,452, $5,823, $5,032 and $3,056 in 2011 and $3,295, $3,260, $3,150 and $3,247 in 2010 for Ms. Hedrick, Mr. Clinton, Ms. Hawkins and Mr. Buchanan, respectively); (ii) for those electing to participate in the Company’s high deductible medical plan, the employer portion of contributions to the executive officer’s Health Savings Account; (iii) for those driving substantial miles for business, an automobile allowance relating to the executives’ agreement to participate in the Company’s program to utilize a Company-provided automobile ($6,000 each for Mr. Clinton and Mr. Buchanan in 2011 and 2010). The purpose of the automobile allowance is to defray the personal tax impact of allocations for personal-use of an assigned vehicle not of their choosing; and (iv) per diem payments in lieu of reimbursement of business expenses.

(3)

Pursuant to the Company’s 2008 Executive Bonus Plan (discussed below), it appears that Mr. Clinton, Ms. Hawkins and Mr. Buchanan met some of their goals in 2011, but this has not yet been confirmed. For each goal that is met, these officers will be issued an option to purchase 25,000 shares of the Company’s common stock. Such awards will be made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012, as is the Company’s custom. The strike price of such options will be the greater of the fair market value (as determined under the 2005 Incentive Compensation Plan) or $0.70 (as required under our preferred stock). As the Company is unable to value such awards at the time of the filing of this Proxy Statement, their value has been excluded from the Summary Compensation Table and from total compensation. If it is determined that individual goals were met and options are awarded, the Company will disclose their value as well as updated Summary Compensation Table information in a Form 8-K.

(4)

Pursuant to the Company’s 2008 Executive Bonus Plan (discussed below), Mr. Buchanan met two of his four goals in 2010, relating to increasing cabling revenue and improving internal non-Erate technical service agreement revenue. As a result, under the plan, Mr. Buchanan would have been awarded options to purchase 50,000 shares of the Company’s common stock. Because these goals were achieved with significant assistance from Mr. Clinton, Mr. Buchanan requested that the options be split between Mr. Clinton and himself in order to reward teamwork, and the Compensation Committee consented. Accordingly, each of Mr. Buchanan and Mr. Clinton were awarded an option to purchase 25,000 shares of the Company’s common stock. Such awards were made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2011, as is the Company’s custom. The strike price of such options is $0.70 and the options expire June 6, 2021.

(5)	See Footnote 4 above.

Employment Agreements

Our named executive officers have been compensated primarily through the payment of salary pursuant to written employment agreements. We originally entered into separate employment agreements with each of our named executive officers on February 11, 2005, in conjunction with the closing of the reverse merger. On March 1, 2009, the Company entered into new employment agreements (the “Employment Agreements”) with its four named executive officers. These persons include: Nancy K. Hedrick, President and Chief Executive Officer; Thomas P. Clinton, Senior Vice President of Strategic Relationships; William J. Buchanan, Senior Vice President of House Accounts; and Beverly N. Hawkins, Senior Vice President of Planning & Special Projects Financial Software Solutions.

The term of the Employment Agreements is three (3) years. After the initial three year term, the agreements renew for additional successive one (1) year terms, unless sooner terminated by one of the parties, including for “Convenience.”

In terms of compensation, the Employment Agreements provide for a Base Salary for each executive, as well as participation in executive compensation plans and benefit plans offered by the Company to employees generally. The Base Salary for Mr. Clinton, Mr. Buchanan, and Ms. Hawkins is $210,000 annually, effective upon the March 1, 2009 date of the Employment Agreements.

Under the Employment Agreements, Messrs. Clinton and Buchanan are also paid an annual Automobile Allowance of $6,000, relating to those Executives’ agreement to participate in the Company’s program to utilize a Company-provided automobile not of their choosing.

The initial Base Salary set forth in Ms. Hedrick’s agreement was set at $194,250, unchanged from her previous salary. Her Base Salary increased to $225,000 under the agreement effective March 1, 2010. In recognition of her desire to delay the increase in her Base Salary, her Employment Agreement provided for the grant to Ms. Hedrick in 2009 of an option to purchase 50,000 shares of the Company’s common stock. The grant and pricing of such stock option at fair market value pursuant to our 2005 Incentive Compensation Plan occurred twelve (12) trading days following the filing of the Company’s 2008 Form 10-K. At that time, the option was priced at $0.70 per share. The option expires on April 17, 2019.

The Employment Agreements can be terminated: (i) upon the executive’s death or disability; (ii) by the executive for “Good Reason;” (iii) by the Company for “Cause;” (iv) by either the executive or the Company unilaterally for “Convenience;” or (v) by either the Company or the executive giving notice of non-renewal of the Employment Agreement at the end of the initial three year or any subsequent one year term. In addition, Ms. Hedrick’s contract provides an option for termination by the Company in connection with a “Change in Control.” This is a double-trigger change in control provision, requiring both a merger or other significant corporate event and Ms. Hedrick’s subsequent termination of employment.

The Employment Agreements set forth certain amounts to be paid to the executives upon their termination of employment. In the event of termination because of death or disability, or for Cause, or by the executive for Convenience, the executive would generally receive only accrued salary and benefits. Upon termination by the executive for Good Reason, or by the Company for Convenience, or in the event of the nonrenewal of the agreement by the Company, in addition to accrued salary and benefits the executive would receive 175% of his or her Base Salary paid in twelve monthly installments. In the event of nonrenewal of the Employment Agreement by an executive, such executive would receive accrued salary and benefits and 75% of the executive’s Base Salary paid in twelve monthly installments. Finally, under Ms. Hedrick’s contract only, in the event of termination in connection with a Change in Control, Ms. Hedrick would receive 275% of her Base Salary, paid in equal monthly installments over twelve months. The provisions described immediately above are mutually exclusive: an executive would receive only one set of the described benefits.

The Employment Agreements also contain provisions which are customary for executive employment agreements of this type. These include nondisclosure covenants, and provisions prohibiting the executive from competing with the Company during his or her term of employment and for one year thereafter.

2008 Executive Bonus Plan

On July 11, 2008, the Compensation Committee approved an executive bonus plan (the “Bonus Plan”) providing for bonus awards to the named executive officers. The Bonus Plan is comprised of a monetary incentive program and a stock option award program. Stock options are granted pursuant to the Company’s 2005 Incentive Compensation Plan. All awards are approved by the Compensation Committee. The monetary incentive program is tied to Company-wide performance and rewards teamwork. As the Company improves in its performance, the monetary bonus program rewards the named executive officers with cash bonuses for reaching certain milestones. The monetary incentive program coordinates with the Company’s bonus plan for non-executive employees. Accordingly, the primary milestones for the monetary incentive plan are based on financial performance of the Company exceeding actual metrics and budget for the prior year.

The stock option portion of the program is intended to build loyalty and invest the executive in the future growth of the Company. Each named executive officer is assigned individual and applicable division performance goals for the fiscal year. These goals, which may be objective and subjective, may include: metrics based on those performance goals set forth under the monetary incentive program which reflect the individual or the individual’s supervised unit’s contribution to performance goals; software development timelines or software upgrade goals; addition of new technology products; addition of an accretive acquisition; addition of new accounts; meeting partner rebate goals; implementing collaborative tools for the software segment; continuing and improving investor relations efforts, improving communications with employees, management, board of directors and stockholders; implementing better planning and budgeting tools; and continuing process improvement to support Company growth. Following year end, each named executive is reviewed, and results compared to specific performance goals. Excellent performance is rewarded with stock options to purchase up to a maximum of 100,000 shares per executive.

Based on the Company’s financial performance in 2008, milestones were not achieved and no cash bonuses or stock options were awarded under the plan for 2008. In 2009, given the Company’s performance in 2008 and expected performance given the economic recession, the Bonus Plan was not implemented for 2009.

In 2010, the monetary incentive program was not put in place, again in recognition of the recession. However, the stock option award program was implemented, and goals assigned to named executive officers. Of the four named executive officers, only Mr. Buchanan met his performance goals. Specifically he met two of his four goals in 2010 relating to increasing cabling revenue and improving internal non-Erate technical service agreement revenue. As discussed under footnote 4 to the Summary Compensation Table, Mr. Buchanan requested that the Company split his awarded option to purchase 50,000 shares with Mr. Clinton. This was done to reward the teamwork between Mr. Buchanan and Mr. Clinton in achieving two of Mr. Buchanan’s performance goals.

In 2011, the monetary incentive program was again not implemented, but the stock option award program was in effect and four goals were assigned to each named executive officer. It appears that Mr. Clinton, Ms. Hawkins and Mr. Buchanan met some of their goals in 2011, but this has not yet been confirmed. For each goal that is met, these officers will be issued an option to purchase 25,000 shares of the Company’s common stock. Such awards will be made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012, as is the Company’s custom. These options are discussed in the footnotes to the Summary Compensation Table.

It is anticipated that in 2012 both the monetary incentive program and stock option award program will be in place. The details have not yet been confirmed.

Defined Contribution Plan

In 2007, the Company established a 401(k) defined contribution plan for the benefit of its employees. Employees of the Company may participate in the 401(k) plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement. The Company’s contributions to the plan, as determined by management, are discretionary and are allocated among the participants based on the participants’ contributions. Contributions to the 401(k) plan totaled $298,000 for the year ended December 31, 2011, and $143,000 for the year ended December 31, 2010.

2005 Incentive Compensation Plan

On April 29, 2005, our Board of Directors adopted the 2005 Computer Software Innovations, Inc. Incentive Compensation Plan, which was ratified and approved by the stockholders on November 21, 2005. The Incentive Plan authorizes the Compensation Committee of the Board of Directors to grant one or more of the following awards to directors, officers, key employees, consultants and advisors to the Company and its subsidiaries who are designated by the committee:

•	non-qualified stock options;

•	stock appreciation rights (“SARs”); and

•	stock awards.

As originally adopted, we were authorized to issue under the Incentive Plan up to 1,100,000 shares of common stock pursuant to the exercise of options and SARs and grants of stock awards. At our 2008 Annual Meeting, the stockholders approved an amendment to the Incentive Plan to increase the number of awardable shares to 1,175,000. As of the date of this proxy statement, 581,767 such shares remain available for issuance.

We believe that the issuance of stock options, stock awards, and SARs promote the growth and profitability of the Company by providing additional incentives for participants to focus on our long term objectives. We also believe that awards under our plan have been effective in helping us attract, retain and motivate our officers, employees and directors.

Option Grants

The following table sets forth information with respect to options held by our named executive officers as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Nancy K. Hedrick	50,000	(1)	—	0.70	4/17/19

William J. Buchanan	25,000	(2)	—	0.70	6/6/21

Thomas P. Clinton	25,000	(2)	—	0.70	6/6/21

(1)	Vested on March 1, 2010.
(2)	The option vests in three annual installments, beginning on June 7, 2012, of 8,334; 8,333; and 8,333 shares, respectively.

SECURITIES OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management

The following table sets forth, as of April 2, 2012 certain information with respect to beneficial ownership of shares of our common stock by each of the members of the Board of Directors, by each of the executive officers identified in the “Summary Compensation Table” and by all directors and executive officers as a group.

The business address of each named person is 900 East Main Street, Suite T, Easley, South Carolina 29640.

Name of Beneficial Owner	Common Stock Beneficially Owned(1) (2)		Percent of Class(3)

Nancy K. Hedrick	596,625	(4)	9.06%

Thomas P. Clinton	513,715	(5)	7.80%

Beverly N. Hawkins	505,381		7.68%

William J. Buchanan	513,715	(6)	7..80%

Anthony H. Sobel	130,635		1.98%

Jeffrey A. Bryson	55,489		0.84%

Shaya Phillips	81,387		1.24%

All present executive officers and directors as a group (8 persons)	2,471,947		37.54%

(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	To our knowledge, none of the shares beneficially owned have been pledged as security.
(3)	Based on 6,584,191 shares outstanding as of April 2, 2012.
(4)	Includes an option to purchase 50,000 shares.
(5)	Includes an option to purchase 8,334 shares.
(6)	Includes an option to purchase 8,334 shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of April 2, 2012, certain information with respect to beneficial ownership of shares of our common stock by each person (other than executive officers and directors in the table above) who holds, to our knowledge, more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, the business address of each named person is 900 E. Main Street, Suite T, Easley, South Carolina 29640.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class(2)

Joe G. Black 204 Mt Calvary Church Road, Easley SC 29642	505,381	7.68%

Robert Ginsburg	357,842	5.44%

Andrew Sakalian	357,842	5.44%

Kurt Haas	357,842	5.44%

(1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities with respect to which that person has the right to acquire beneficial ownership within 60 days of the relevant date.

(2)	Based on 6,584,191 shares outstanding as of April 2, 2012.

Security Ownership of Barron Partners LP

As of April 2, 2012, Barron Partners LP (“Barron”) beneficially held 6,739,736 shares of our Series A Convertible Preferred Stock which is convertible into common stock at any time on a one for one basis, subject to adjustments. The preferred stock is non-voting, except for certain events adversely affecting the rights of holders of such preferred stock and as otherwise provided under Delaware law with respect to class voting. The preferred stock contains prohibitions that restrict Barron from converting the preferred stock if its beneficial ownership of our common stock exceeded or would exceed 4.9%. Based on our review of shareholder records available to us as of December 31, 2011, Barron held 313,391 shares or 4.76% directly. Accordingly, based on the shares held as of December 31, 2011, Barron could convert preferred for up to approximately 9,234 common shares.

The general partner of Barron is Barron Capital Advisors, LLC. Barron’s address is 730 Fifth Avenue, 25th Floor, New York, New York 10019. The managing member of Barron Capital Advisors, LLC is Andrew Barron Worden.

Potential for Change of Control

As of April 2, 2012, our outstanding shares of common stock totaled 6,584,191, of which approximately 2,330,279 were owned by executive officers and our directors. As of such date, our executive officers and directors held approximately 35.39% of outstanding shares and accordingly possessed the ability to exercise a significant amount of control over the Company. However, Barron held 313,391 shares of our common stock as of December 31, 2011 and may acquire 9,234 additional shares upon conversion of the preferred stock it holds. As discussed above under “-Security Ownership of Barron Partners LP,” Barron is prohibited from converting its preferred if thereafter it would hold more than 4.9% of our shares of common stock (except under limited circumstances involving significant acquisition transactions). However, Barron may sell all of its shares in multiple transactions over time. Accordingly, one or more investors could acquire enough shares from Barron so as to effect a change of control of the Company.

As previously disclosed in our reports to the SEC, on March 1, 2012, our Board of Directors adopted a stockholder rights plan. Such plan could discourage potential acquisition proposals and could delay or prevent a change in control of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of Forms 3, 4, and 5 and representations made to us, it appears that all executive officers and directors have made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2011, except the transactions listed below, for which a Form 4 was not filed within the required two days of the transaction:

(i)	Mr. Dechant reported on September 14, 2011 the award of options granted on June 7, 2011 for 20,000 shares. The options vest in three equal annual installments beginning on June 7, 2012.

(ii)	Mr. Buchanan reported on April 11, 2012 the award of options granted on June 7, 2011 for 25,000 shares. The options vest in three equal annual installments beginning on June 7, 2012.

(iii)	Mr. Clinton reported on April 11, 2012 the award of options granted on June 7, 2011 for 25,000 shares. The options vest in three equal annual installments beginning on June 7, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subordinated Notes Owed to Related Persons

The Company has subordinated notes payable to shareholders with amounts outstanding totaling $762, 563 at December 31, 2011, and $840,749 at December 31, 2010. On June 25, 2010, the Company and each of the holders of certain Subordinated Promissory Notes dated February 11, 2005 (the “Subordinated Notes”) entered into an Extension of Subordinated Notes and Waiver dated June 24, 2010 (the “Extension”). Pursuant to the Extension:

•

the Company agreed to make, within five days of the date of approval of the Extension, principal payments on the notes totaling $875,200, $437,600 in the case of the Subordinated Note held by Barron and $87,520 each in the case of the other five note holders. These payments were made on June 29, 2010.

•

the maturity date of each Subordinated Note was extended from August 30, 2009 until no later than January 1, 2018, on which date all principal and accrued interest will be due and payable in full, if not earlier paid.

•

the Company, beginning October 1, 2010, will make quarterly payments on the Subordinated Notes of principal and accrued interest in the amount of $50,000 in the aggregate to be applied pro-rata among the note holders, $25,000 on the Barron Subordinated Note and $5,000 each on the other Subordinated Notes.

•

the Company expressed its intention to consider subsequent to each fiscal year end during the term of the Subordinated Notes whether it can make principal payments in addition to those expressly set forth in the Extension. Any such determination by the management and board of directors of the Company is in their sole discretion, and shall be based on factors they deem relevant, including but not limited to the financial performance of the Company during such fiscal year.

•	at the discretion of management and the board of directors of the Company, the remaining balance on the Subordinated Notes can be repaid in full at any time without penalty.

•	the Subordinated Notes will no longer be in default, and each note holder waived any existing or past default based upon the Company failing to make any payment of interest or principal when due.

•	despite the Subordinated Notes not being in default, they will continue to bear interest at the Default Rate of 15% until repaid.

•	except as modified by the Extension, all other terms and conditions of the Subordinated Notes were confirmed and shall remain in full force and effect.

The Subordinated Notes were issued on February 11, 2005 as a part of our reverse merger and recapitalization. The Subordinated Notes are unsecured and are subordinated to the Company’s senior debt, including its revolving credit and term debt with its bank lender. The original principal of all of the Subordinated Notes aggregated $3,750,400. At June 25, 2010, immediately prior to the Extension, principal on the Subordinated Notes totaled $1,750,400 and accrued interest totaled $61,864. The Company has paid interest at the default rate of 15% per annum since the original maturity date of May 9, 2006, when the Company, with the support of its management, board of directors and the Bank elected to defer the payment and pay the default interest rate to use the funds to support working capital needs and investments in acquisitions. The Subordinated Notes were extended several times, the latest being June 25, 2010, as described above. The history of the Subordinated Notes has been previously disclosed in the Company’s Form 8-K dated September 3, 2009, as well as in its prior Forms 10-Q and Forms 10-K.

In addition to Barron, which owns all of our preferred stock, the Subordinated Notes are held by the five shareholders of our predecessor, Computer Software Innovations, Inc., a South Carolina corporation. Four of these note holders are currently executive officers of the Company, and include: Nancy K. Hedrick, President and Chief Executive Officer; Thomas P. Clinton, Senior Vice President of Strategic Relationships; Beverly N. Hawkins, Senior Vice President of Planning & Special Projects Financial Software Solutions; and William J. Buchanan, Senior Vice President of House Accounts. The fifth holder, Joe G. Black, formerly served as chief financial officer of the Company. The Extension and the related restructuring of the Subordinated Notes were approved by the Company’s three outside directors, none of whom have any interest in the Subordinated Notes.

The restructuring of the Subordinated Notes permits the Company to repay the remaining principal over the approximate seven-year period following the restructure. Although the Company may choose to repay the Subordinated Notes earlier, particularly as a result of superior financial performance, the arrangement removed a default and gives the Company flexibility in managing its future liquidity and capital needs.

The Extension was formulated in cooperation with the Company’s then primary lender, RBC Bank (USA) (the “Bank”), which had previously waived any cross default under the Bank’s revolving and other credit facilities as a result of the previous default under the Subordinated Notes. In conjunction with the Company entering into the Extension, it also entered into a related modification of its credit facilities with the Bank.

Scheduled principal payments under all of the Company’s subordinated notes payable for the years ending are presented below:

2012	$66,572
2013	$101,071
2014	$117,115
2015	$135,682
2016	$157,062
Thereafter	$185,061
TOTAL	$762,563

Reflecting the foregoing, the principal balance on each of the Subordinated Notes payable to the five former CSI—South Carolina shareholders was $76,257 as of December 31, 2011 and was $74,109 as of the date of this Proxy Statement. The principal balance on the Subordinated Note held by Barron was $381,287 as of December 31, 2011 and was $370,531 as of the date of this Proxy Statement. The principal balance as of December 31, 2010 was $84,075 to each of the five former CSI—South Carolina shareholders and $420,374 to Barron. Each of the five former CSI—South Carolina stockholders in 2011 received interest payments totaling $12,182 and interest payments totaling $19,575 in 2010. Barron received interest payments totaling $60,904 in 2011 and interest payments totaling $97,875 in 2010.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth professional fees billed by Elliott Davis LLC to the Company for professional services rendered for the fiscal years ended December 31, 2011 and 2010. “Audit fees” consisted primarily of fees for the audit of the Company’s annual consolidated financial statements and for reviews of the condensed financial statements included in the Company’s quarterly reports on Form 10-Q. “Tax fees” include fees for services for assistance with preparation of federal and state tax returns.

Description	2011	2010
Audit fees	$85,425	$77,250
Audit related fees	—	—
Tax fees	26,205	26,410

TOTAL FEES	$144,630	$103,660

Pre-approved Services

The Company’s Audit Committee Charter stipulates that the Audit Committee will pre-approve all audit and non-audit services (subject to de minimis exceptions as defined by law for non-audit services) provided by the independent auditors in accordance with applicable regulations. The Audit Committee may delegate its authority to pre-approve non-audit services to one or more designated Audit Committee members. As permitted in its charter, the Audit Committee delegated its pre-approval authority with respect to non-audit services provided to the Company by Elliott Davis LLC, to the Audit Committee chairman. The decisions of the designated member shall be presented to, and ratified by, the full Audit Committee at the next meeting. In 2011, all audit related services, tax services and other services were pre-approved by the Audit Committee.

Selection of Independent Registered Public Accounting Firm

We have retained Elliott Davis LLC to serve as the Company’s independent registered public accounting firm for the 2012 fiscal year. Representatives of Elliott Davis LLC will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s accounting functions and internal controls. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements for the year ended December 31, 2011 and has discussed the audited financial statements with management. The Audit Committee has discussed with our independent accountants, Elliott Davis, LLC, the matters required to be discussed by Statement on Auditing Standards No. 61 – Codification of Statements on Auditing Standards (having to do with accounting methods used in the financial statements). The Audit Committee has received written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with Elliott Davis, LLC the auditor’s independence. Based on this, the Audit Committee recommended to the Board that the audited financial statements be included in the Computer Software Innovations, Inc. Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

The Audit Committee

Jeffrey A. Bryson, Chairman

Anthony H. Sobel

Shaya Phillips

Easley, South Carolina

March 15, 2012

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 on the Proxy

On March 15, 2012, the Audit Committee selected Elliott Davis LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee is not required to seek stockholder ratification of its selection of accountants, but the Company believes obtaining stockholder ratification is desirable. If the stockholders do not ratify the appointment of Elliott Davis LLC, the Audit Committee will re-evaluate the engagement of Elliott Davis LLC as the Company’s independent registered public accounting firm. Even if the stockholders do ratify the appointment, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time if it believes that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2, AND IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF ELLIOTT DAVIS LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

Provided a quorum is established, Proposal 2 will be approved if the number of shares voted in favor exceed the number of shares voted against.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any stockholder desiring to make a proposal to be acted upon at the 2013 annual meeting of stockholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, no later than December 13, 2012, in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. The address for the Secretary of the Company is 900 East Main Street, Suite T, Easley, South Carolina 29640.

The Company’s Amended and Restated Bylaws also prescribe the procedures that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. These procedures are also discussed under “Governance of the Company—Committees of the Board—Director Nominations.” For a stockholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of the Company no later than February 26, 2013 and no earlier than February 11, 2013. If the date of the 2013 annual meeting of stockholders is changed by more than 30 days from the anniversary date of the preceding annual meeting, then the notice from the stockholder must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Notice of a nomination for director must describe various matters regarding the nominee and the stockholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, supporting reasons and other specified matters. Any stockholder may obtain a copy of the Company’s Amended and Restated Bylaws, without charge, upon written request to the Secretary of the Company at the address set forth above.

FORM 10-K

OUR 2011 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. SUCH ANNUAL REPORT INCLUDES OUR 2011 FORM 10-K, WITHOUT EXHIBITS. ADDITIONAL COPIES OF OUR FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO COMPUTER SOFTWARE INNOVATIONS, INC. AT THE FOLLOWING ADDRESS:

900 EAST MAIN STREET, SUITE T

ATTN: CHIEF FINANCIAL OFFICER

EASLEY, SOUTH CAROLINA 29640

THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

CONTINENTAL STOCK TRANSFER 17 BATTERY PLACE 8TH FLOOR NEWYORK, NY 10004

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Computer Software Innovations, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the Election of Directors.
			☐	☐	☐
1.	Election of Directors
Nominees
01	Anthony H. Sobel 02 Shaya Phillips 03 Jeffrey A. Bryson 04 Nancy K. Hedrick 05 Thomas P. Clinton
The Board of Directors recommends that you vote FOR the following proposal.								For	Against	Abstain
2.	Ratification of the appointment of Elliott Davis, LLC as the independent registered public accounting firm for Computer Software Innovations, Inc. for 2012.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			Yes	No	☐
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

COMPUTER SOFTWARE INNOVATIONS, INC.

IMPORTANT

Whether or not you expect to attend our 2012 Annual Meeting of Stockholders in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise by delivering to our Secretary a signed notice of revocation or a later dated proxy (including a proxy via the Internet or by telephone) or by voting your shares personally at our 2012 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report is/are available at www.proxyvote.com.

COMPUTER SOFTWARE INNOVATIONS, INC.

900 East Main Street, Suite T Easley, SC 29640

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Nancy K. Hedrick, David B. Dechant and Beverly N. Hawkins, and each or any of them, proxies for the undersigned, with power of substitution, to vote all of the shares of common stock of Computer Software Innovations, Inc., held of record by the undersigned on April 2, 2012, at the Annual Meeting of Stockholders of Computer Software Innovations, Inc. to be held at 9:00 a.m. on May 8, 2012 and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and in their discretion upon such other business as may properly come before the Annual Meeting and matters which are incidental to the conduct of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side